Exhibit 10.8
                   JOHN H. HARLAND COMPANY
                  RESTRICTED STOCK AGREEMENT


     This Restricted Stock Agreement evidences the grant by John H. Harland Company, a Georgia corporation, (the "Company") of shares of restricted stock to Timothy C. Tuff ("Executive"), subject to all of the specific terms and conditions set forth in this agreement.


                Specific Terms and Conditions


I.        S    Grant Date.  The grant date  is October 6, 1998

(the "Grant Date").

I.        S    Total Number of  Shares.   The total  number of

shares of restricted par  value $1.00 Common Stock  of John H.
Harland Company (the "restricted stock") subject to the grant is 39,596 shares.

I.        S    Dividends and Voting.  Executive shall have all

shareholder voting rights and rights to dividends paid in cash with respect to the shares of stock subject to the grant. The Company shall retain any dividends paid in stock, subject to vesting pursuant to this agreement of the corresponding restricted stock.

I.        S    Holding and Transfer of Stock Certificate.  The

Company shall issue the shares of restricted stock in the name of Executive; however, the Company shall hold the shares until Executive vests in the shares or until the shares are forfeited as described in S 5. If Executive vests in shares of the restricted stock, the Company shall transfer physical custody of vested shares to Executive free of any forfeiture restrictions on such date or on the next business date if the Executive vests on a date that it not a business date. Any shares that are forfeited automatically shall revert back to the Company. Executive shall have no right to transfer or otherwise alienate or assign his interest in any shares of the restricted stock, except through the laws of descent and distribution, before Executive vests in the shares and physical custody of the shares is transferred to Executive.

I.        S    Vesting and Forfeiture.





A.                  General Rule.   Executive's  right to  the

shares of restricted stock shall remain subject to forfeiture until Executive vests in the shares in accordance with this S
5. Executive shall vest in the shares of restricted stock, and such shares shall no longer be subject to forfeiture, in accordance with the following schedule based on his completed, continuous years of employment with the Company, or, earlier, in accordance with S 5(b), (c) or (d) below:


       Completed Years of                   Number of
  Employment with the Company             Shares Vested


               3                               50%

               4                               75%

               5                              100%




A.                  Termination Without  Good Cause.   If  the

Company terminates Executive without Good Cause (as defined below) prior to his completion of 5 continuous years of employment with the Company, Executive will vest in the shares in accordance with the following schedule:


       Completed Years of                   Number of
  Employment with the Company             Shares Vested


          less than 3                          50%

   at least 3 but less than 4                  75%

   at least 4 but less than 5                 100%



A.                  Death or Disability.  Executive shall vest

completely in the shares of restricted stock and such shares shall no longer be subject to forfeiture upon Executive's death or total disability (as determined by the Company's Board of Directors (the "Board")) while employed with the Company.





A.                  Change in  Control.   Except as  otherwise

provided in this S5(d), in the event of a Change in Control of the Company (as defined below), Executive shall vest completely in any shares of restricted stock not previously vested. Notwithstanding the foregoing, if the Company determines that, as a result of a Change in Control, any cash compensation, benefits, acceleration of vesting of stock options or restricted stock, or other payments in the nature of compensation (within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended ("Code")) to (or for the benefit of) Executive provided under the terms of this Agreement or otherwise (collectively, such cash compensation, benefits, acceleration and other payments are referred herein as the "Payments") would constitute parachute payments (within the meaning of Section 280G of the Code) that would cause Executive to incur an excise tax under Section 4999 of the Code or the Company to lose a tax deduction under Section 280G of the Code for any Payments, such Payments shall be reduced to the extent the Company deems necessary so that the Executive is not subject to an excise tax under Section 4999 of the Code and the Company does not lose a tax deduction under Section 280G of the Code for any Payments. The Company shall reduce Payments in the following order: (1) by reducing the number of stock options that become vested upon a Change in Control (in reverse order of price, with the highest priced options first becoming unvested), (2) by reducing the number of shares of restricted stock that become vested upon a Change in Control, and (3) by reducing cash compensation. In the event that any shares of restricted stock covered by this Agreement are not vested by reason of the reduction in Payments pursuant to this S 5(d), such shares will nevertheless continue to vest in accordance with the provisions of S 5(a), (b) and (c) hereof. The Company (at the Company's expense) shall use a public accounting firm reasonably acceptable to Executive to make calculations necessary for determining any such reduction of Payments and to certify to Executive that the remaining Payments will not cause Executive to incur an excise tax under Section 4999 of the Code and to prepare Executive's federal income tax return for the year of the Change in Control.

A.                  Voluntary Termination  or Termination  for

Good Cause.   Executive  shall completely  forfeit his  entire

interest in any shares of restricted stock that have not yet previously vested (and shall receive no consideration from the Company on account of such forfeiture) if (1) Executive voluntarily terminates his employment before a vesting event described in S 5(a), (b), (c) or (d) above, other than as a result of a material breach by the Company of any written agreement between Executive and the Company relating to





Executive's  employment,  including  this  Agreement,  or  (2)
Executive is terminated by the Company for Good Cause.

A.                  Definitions.


     1. A "Change of Control" shall be deemed to occur (A) upon the sale by the Company of all or substantially all of its assets, the consolidation of the Company with another person, or the merger of the Company with any person as a result of which merger the Company is not the surviving entity, (B) if Beneficial Ownership of 30% or more of the Common Stock of the Company is held by any person or entity, or (C) in the event that a "Triggering Event" (as defined therein) shall have occurred under the Company's Share Purchase Rights Plan currently in effect or any successor plan. "Beneficial Ownership" shall have the meaning provided in Rule 13d-3 under the Securities Exchange Act of 1934.

     1. "Good Cause" shall mean (A) the Executive's embezzlement of funds, commission of fraud against the Company, or gross negligence or willful misconduct in the performance of his duties; (B) the failure of Executive to devote substantially all of his full working time to the fulfillment of his duties with the Company; (C) Executive's conviction of, guilty plea to, or confession of a felony or any act of fraud or any other act of moral turpitude; or (D) Executive's engaging in conduct or activities materially damaging to the property, business or reputation of the Company; provided, however, that no conduct, action or decision made or taken by Executive in good faith consistent with the business judgment rule shall provide a basis for termination for Good Cause.

A.                  Date of Employment.   For the  purposes of

this Agreement, Executive's employment shall be deemed to commence on the Grant Date.

I.        S    Securities Registration. Executive agrees that,

if the shares of restricted stock are not registered under the Securities Act of 1933 ("1933 Act") or any applicable state securities law at the time of vesting, Executive will execute a written representation to the Company, in form and substance satisfactory to the Company, that such shares are being acquired only for investment purposes and not with a view to, or for resale  in connection  with, the  distribution thereof.
In such case the certificate representing such shares may bear
a  legend  to  the   effect  that  there  has   been  no  such
registration and that such shares may not be transferred, sold or offered for resale in the absence of such registration or





delivery to the Company of an opinion of legal counsel that such registration is not required. In addition, if Executive is an "affiliate" of the Company at the time of any proposed sale, Executive shall not sell or otherwise transfer such shares in the absence of an effective registration statement under the 1933 Act or such state law or the availability of an exemption from such registration.

I.        S    Other Laws.  The  Company shall have  the right

to refuse to issue or transfer any stock pursuant to this agreement if the Company acting in its absolute discretion determines that the issuance or transfer of such stock might violate any applicable law or regulation.

I.        S    Sale or  Merger.    Notwithstanding  any  other

provision of this agreement, if the Company agrees to sell all or substantially all of its assets for cash or property or for a combination of cash and property or agrees to any merger, consolidation, reorganization, share exchange, division or other corporate transaction in which stock is converted into another security or into the right to receive securities or property, the Board may in its sole discretion vest some or all of the shares of restricted stock not previously vested.

I.        S    Employment and  Termination.   Nothing in  this

agreement shall give Executive the right to continue in employment by the Company or adversely affect the right of the Company to terminate Executive's employment with or without cause at any time.

I.        S    Section 83(b)  Election.  Executive  agrees  to

make a timely election under Section 83(b) of the Internal Revenue Code with respect to the restricted stock which will cause Executive to recognize as compensation income the fair market value of such shares on the Grant Date. The Company agrees to pay Executive a bonus on the Grant Date in an amount sufficient (on a fully grossed-up basis) to offset the tax expense associated with such election. The Executive shall execute the form of election contained at Exhibit A, and shall file the same within 30 days of the Grant Date as provided for under the Code.

I.        S    Binding  Effect.    This   agreement  shall  be

binding upon the Company and Executive and their respective heirs, executors, administrators and successors.

I.        S    Interpretation.   The Board,  or its  delegate,

shall have  the  power  to  interpret  this  agreement.    The





interpretation of any provision of this agreement by the Board shall be final and binding on all persons.

I.        S    Governing  Law.     This  agreement   shall  be

governed by the laws of the State of Georgia.

I.        S    Headings.    The  headings  contained  in  this

agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this agreement.

I.        S    Sections.   All references  to sections  (S) in

this agreement shall be to sections (S) of this agreement unless otherwise expressly indicated in this agreement.

I.        S    Entire Agreement.   This agreement  is intended

by the parties hereto to be the final expression of their agreement with respect to the subject matter hereof and is the complete and exclusive statement thereof notwithstanding any prior representation or statements to the contrary. This agreement may be modified only by written instrument signed by each of the parties hereto.

     IN WITNESS WHEREOF, the parties have executed this Restricted Stock Agreement.


                                   JOHN H. HARLAND COMPANY

                                   ___________________________
                              _________
                                             President
                                   Date: October 6, 1998


                                   ___________________________
                              _________
                                   Timothy C. Tuff
                                   Date: October 6, 1998